EXHIBIT 10.1

                            SBI E2-CAPITAL (USA) INC.
                          HAGERTY STEWART & ASSOCIATES
                            23 Corporate Plaza Drive
                                    Suite 210
                             Newport Beach, CA 92660


                                                                November 6, 2001


Mr. Andre Fernandez
President
American Ammunition Inc.
3545 NW 71st Street
Miami, Florida 33147

Dear Mr. Fernandez:

     This will confirm the intention of SBI E2-Capital (USA) Inc. and its affiliate Hagerty Stewart & Associates, a registered broker dealer, both affiliated with Softbank Hong Kong (collectively, the "Placement Agents") to act as exclusive placement agents in connection with the proposed offering of Notes (the "Offering") by American Ammunition, Inc. (the "Company"). It is contemplated that the Placement Agents shall use their best efforts to sell an aggregate of up to $7,000,000 of 12% convertible senior subordinated notes of the Company (the "Notes"). From and after the date of this letter agreement through and including January 31, 2002, subject to extension as hereinafter provided (the "Termination Date"), the Placement Agents shall be the sole and exclusive placement agents for the Notes and all other securities offered for sale by the Company.

      The Notes shall contain the following terms and conditions:


Notes Offered.......Up to $7,000,000 of senior  convertible  promissory notes of the Company.

Interest Rate:......10% per  annum.  Interest  shall  be  payable  quarterly  in arrears, either in cash or at the option of the Company by the issuance of shares of the common stock of the Company, $__ par value per share (the "Common Stock").

                    For purposes of calculating payment of interest through the issuance of shares of Common Stock, each share of Common Stock shall be valued at 80% of the average of the bid prices of the Common Stock as traded on the NASD's over-the-counter bulletin board (the "OTC-BB") or the average of the closing prices of the Common Stock as traded on Nasdaq, the American Stock Exchange or any other national securities exchange (a "National Securities Exchange"); in each case, for the 20 consecutive trading days immediately preceding the date that


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American Ammunition Inc.
November 6, 2001
Page 2



                    interest on the Notes shall be due and payable; provided, however, in no event shall a share of Common Stock be valued at less than $0.77 per share.

Maturity Date.......The Notes  shall,  to the extent not  converted  into Common
                    Stock, be due and payable on a date (the "Maturity Date") which shall be the earlier of (a) December 31, 2004, or (b) three (3) years from the date on which the Securities and Exchange Commission ("SEC") shall declare effective a registration statement on Form S-3 or (if the Company is not Form S-3 eligible) on Form S-1, Form SB-2 or other applicable form for registering securities (the "Registration Statement").

Registration
Statement...........By a date which is expect to be not later than  November 30,
                    2001, the Company shall cause to be prepared and filed with the SEC the Company's Registration Statement covering the Registrable Securities. The Company shall use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter.

                    Pursuant to such Registration Statement the Company shall register for resale (i) all Notes, (ii) all shares of Common Stock issuable upon conversion of the Notes (the "Conversion Stock"), and (iii) such other securities as the Company and the Placement Agents shall mutually determine (collectively, the "Registrable Securities").

                    The form and content of the Registration Statement, and all amendments thereto, and all correspondence with the SEC or any other regulatory agency shall, at all times, be reasonably acceptable by the Placement Agents and their counsel.

Priority............The Notes  shall be senior  to all  other  indebtedness  for money borrowed by the Company or any subsidiaries, except only existing or future indebtedness of the Company or its subsidiaries to any bank, commercial finance company, or other recognized lending institution (a "Senior Lender").



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American Ammunition Inc.
November 6, 2001
Page 3




Conversion Price....The  Notes  shall be  convertible  at any time  prior to the
                    Maturity Date at the option of the holder into shares of Common Stock of the Company (the "Conversion Stock") at the rate of one share of Conversion Stock for each seventy-seven cents ($0.77) of principal amount of Note converted (the "Conversion Price"). Accordingly, if all $7.0 million of Notes are sold and the Conversion Price is $0.77, an aggregate of 9,090,909 shares of Common Stock would be issued upon full conversion of such Notes.

                    The Conversion Price shall be subject to customary share and price anti-dilution adjustments in the event of any stock splits, recapitalizations, or future issuances by the
                    Company of shares of its Common Stock or securities convertible or exercisable for Common Stock at prices less than the Conversion Price then in effect, excluding, however, conversion prices relating to the issuance of the Company's Series A convertible preferred stock pursuant to a private placement memorandum dated September 29, 2001.

Optional Redemption.In the event  that the  average of the bid prices or average of the closing prices of the Company's Common Stock, as traded on the OTC-BB or a National Securities Exchange for any thirty (30) consecutive trading days shall equal or exceed $3.00 per share, the Company may call all or any portion of the Notes for redemption, at a redemption price equal to the outstanding principal amount of the Notes, plus all accrued interest, by written notice given to the Note holders not more than sixty and not less than thirty days prior to the date on which the Notes are to be redeemed (the "Redemption Date"). Any holders of the Note may elect to convert their Notes into Common Stock at the Conversion
                    Price  then in  effect at any time  prior to the  Redemption
                    Date.





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American Ammunition Inc.
November 6, 2001
Page 4


Subscription
and Offering........The  offering  of  the  Notes  shall  commence  as  soon  as practicable and shall continue for a period not to exceed the earlier of (a) 90 days following the Effective Date (as defined below) of the Registration Statement, or (b) when all $7,000,000 of Notes have been purchased (the "Offering Termination Date"). There shall be no minimum number of Notes that must be subscribed for following the Effective Date and the net proceeds of all Notes sold (including Notes purchased upon exercise of the Argo Option) shall be immediately remitted to the Company.

                    Subscribers to the Notes shall deliver payment for their Notes to the bank escrow account established by the Placements Agents, and net proceeds shall be released from such account upon delivery of duly executed Company Notes to the subscribers. In addition, subscribers to the Notes must execute two copies of a definitive Notes purchase agreement, and investor questionnaire and deliver such documents along with full payment for the amount of their Notes purchased, to the Placement Agents.

Option to Purchase
Notes...............The  Company  agrees,  in  consideration  for the payment of
                    $15,000 (the "Option Payment") to grant to Argo Financial Ltd. ("Argo"), located at The Lom Building, 27 Reid Street, Hamilton, HM11 Bermuda, the right and option to purchase up to $3,500,000 of the Notes to be offered by the Company (the "Option"). Simultaneous with its Option Payment, Argo shall also purchase $135,000 of Notes. Payment of the $15,000 Option Payment and purchase of $135,000 of Notes shall be consummated by Argo not later than ten (10) days from the date of execution of this letter agreement (the "Argo Initial Investment").

                    Argo shall notify the Company and the Placement Agents of its intent to exercise its Option and the amount of Notes to be purchased upon such exercise by a date which shall be not later than three (3) business days prior to the date on which the SEC shall declare the Registration Statement effective (the "Effective Date"), and shall simultaneously deposit,



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American Ammunition Inc.
November 6, 2001
Page 5



                    by wire transfer of immediately available funds or cashiers' check in a bank escrow account to be established by the Placement Agents the full amount of the Notes to be purchased upon exercise of such Option. Failure to comply with the foregoing, shall void the Argo Option.


1. Our acting as Placement Agent for the Offering of Notes by the Company shall be subject to the following general terms, conditions and qualifications:


     (a) As compensation for its services in acting as Placement Agent for the Offering, the Company shall pay or cause to be paid to the Placement Agents on closing of the Offering a commission equal to ten (10%) percent of the gross proceeds received by the Company from the sale of the Notes which have been placed in the Offering (including Notes purchased upon exercise of the Argo Option). The Placement Agent shall not, however, receive a commission in connection with the Argo Initial Investment.


     (b) Whether or not the Offering is successfully completed, it shall be the Company's obligation to bear all of its expenses in connection with the proposed Offering, including, but not limited to the following: filing fees, printing and duplicating costs, postage and mailing expenses with respect to the transmission of the Offering Memorandum, advertising costs and expenses, "road show" and information meetings and presentation costs, its own counsel and accounting fees, bound volumes, prospectus memorabilia, issue and transfer taxes, if any, and "Blue Sky" counsel fees and expenses.

2. The Placement Agents shall not be responsible for any expense of the Company or others for any charges or claims related to the proposed financing or otherwise if the sale of the Notes is not consummated.

3. The Company acknowledges and agrees that the Placement Agents will not proceed to perform hereunder until it receives assurances, in form and substance reasonably satisfactory to the Placement Agents and their counsel, that as of the Effective Date of the Registration Statement there will be no claims or payments for services in the nature of a finder's fee with respect to the proposed Offering or any other arrangements, agreements, payments, issuances or understandings that may effect the Placement Agents' compensation, as determined by the National Association of Notes Dealers, Inc.

4. Since the Placement Agents will be acting on behalf of the Company in connection with this engagement, the Company agrees to indemnify the Placement Agents as set forth in a separate letteragreement, dated the date hereof, between the Placement Agents and the Company.



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American Ammunition Inc.
November 6, 2001
Page 6





5. By its execution and delivery of this letter, the Company does hereby covenant and agree as follows:

     (a) Subject to consummation of the Argo Initial Investment, from and after the date of this letter agreement through and including the Termination Date , the Company shall not, without the prior written consent of the Placement Agents and Argo, file any registration statements with the SEC for the offering of securities (including registration statements on Form S-8), other than the Registration Statement covering the Registrable Securities contemplated hereby;

     (b) Subject to consummation of the Argo Initial Investment, from and after the date of this letter agreement through and including the Termination Date, the Company shall not, without the prior written consent of the Placement Agents and Argo, make any offers to sell, or solicit any offers to purchase any Common Stock, preferred stock, or other securities convertible into or exercisable for shares of Common Stock, or enter into any other agreements or arrangements for the sale of such securities; provided, that the foregoing shall not apply to the Company's existing maximum $6.0 million private placement of Series A convertible preferred stock.

     (c) If for any reason, other than the termination of this letter agreement by the Placement Agent or Argo or reasons not related to the Company, its business or financial condition, the Company shall: (i) not file the Registration Statement with the SEC by November 30, 2001; (ii) not cause the Effective Date of the Registration Statement to occur by February 15, 2002 or earlier; or (iii) abandon the Offering for any reason, other than the inability of the Placement Agent to sell the Notes to Argo or others by the expiration of the Termination Date, then, upon the occurrence of any of these events, the Company shall be liable to pay to Argo and to the Placement Agents, in equal amounts, the sum of $700,000 (the "Penalty"); which Penalty shall be payable by the issuance of 909,091 shares of the Company's Common Stock (valued for such purposes at $0.77 per share). Such Penalty shall be payable by the Company within 10 days of receipt of written notice from either the Placement Agents or Argo.

     (d) If the Effective Date Registration Statement shall be on or before February 15, 2002 (unless extended by mutual agreement of the Company and the Placement Agents), the exclusive agency of the Placement Agents hereunder and the Termination Date shall automatically be extended to include the 90 day offering period of the Notes and shall only expire on the Offering Termination Date.

6. This Agreement may not be amended, modified or waived, except in a writing signed by all of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument.




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American Ammunition Inc.
November 6, 2001
Page 7



7. It is expressly understood and agreed that nothing contained herein shall obligate the Placement Agents to consummate the Offering or effect the sale of any of the Notes. The Placement Agents may terminate this letter agreement and abandon the proposed Offering at any time upon ten (10) days prior written notice to the Company; after which the Placement Agents shall have no further liabilities or obligations whatsoever to the Company , Argo or any of their respective officers, directors, stockholders, employees or affiliates. The Company may terminate this letter agreement and the Placement Agents' exclusive agency hereunder at any time from and after the Termination Date; provided that in the event such termination shall be by reason of the occurrence of any of the events contemplated by Section 5(c) above, the Company shall pay to the Placement Agents and Argo the Penalty. Notwithstanding the foregoing, by its execution of this letter agreement Argo hereby covenants and agrees to make the Argo Initial Investment.

8. This Agreement is delivered in the State of California and shall be construed and enforced in accordance with and governed by, the laws of the State of California, without giving effect to its conflict of law principles. The parties hereto hereby agree that any action, proceeding or claim against it arising out of or in any way related to this Agreement shall be brought and enforced in any court of competent jurisdiction, including without limitation, the courts of the States of California or Florida or the United States of America for the Southern District of California and the Southern District of Florida and irrevocably submits to such jurisdiction, and hereby irrevocable waives any objection to such exclusive jurisdiction or inconvenient forum. In addition, the parties hereto agree to waive any right to a jury trial.

     Please affix your signature in the place designated and by doing so, you will confirm our general understanding in connection with the proposed Offering referred to herein.

[the balance of this page intentionally left blank]




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American Ammunition Inc.
November 6, 2001
Page 8




     We look forward to working closely with you in connection with this matter and anticipate a mutually satisfactory completion of the proposed financing.

                                    Very truly yours,

                                     SBI E2-CAPITAL (USA) INC.


                                     By:/s/ Shelly Singhal
                                        ---------------------------
                                          Name:   Shelly Singhal,
                                         Title:   Managing Director




ACCEPTED AND AGREED TO, this __ day of November 2001:

AMERICAN AMMUNITION INC.                     ARGO FINANCIAL, LTD.



By:/s/ Andre Fernandez                    By:_____________________________
---------------------------
  Name:   Andre Fernandez,                   _____________________,
  Title:  President                      Title:________________













                                                                November 2, 2001


SBI E2-Capital (USA) Inc.
23 Corporate Plaza Drive
Suite 210
Newport Beach, CA 92660

Hagerty Stewart & Associates
2600 Michelson Drive Suite 1500
Irvine, CA 92612

Gentlemen:

     In connection with our engagement of SBI E2-Capital (USA) Inc. and Hagerty Stewart Associates (collectively, "the Placement Agents") on November 30, 2001, the undersigned ("we", "us" or the "Company") hereby agrees to indemnify and hold harmless each of the Placement Agents and its affiliates, and the respective directors, officers, shareholders, agents and employees of the each of Placement Agents and its affiliates (collectively the "Indemnified Persons"), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses as incurred by any of them (including the fees and expenses of counsel) which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with our engagement of the Placement Agents, unless such action or omission results from the negligence or willful misconduct of any Indemnified Person, or
(B) otherwise relate to or arise out of the Placement Agents' activities on our behalf, and we shall reimburse any Indemnified Person for all reasonable expenses (including the fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding (collectively a "Claim"), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party or a prospective party. We will not, however, be responsible for any Claim that is finally judicially determined to have resulted exclusively from the negligence or willful misconduct of any person seeking indemnification hereunder. We further agree that no Indemnified Person shall have any liability to us for or in connection with our engagement of the Placement Agents except for any Claim incurred by us solely as a direct result of any Indemnified Person's gross negligence or willful misconduct.

     We further agree that we will not, without the prior written consent of the Placement Agents, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder, unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such Claim.

     Promptly upon receipt by an  Indemnified  Person of notice of any complaint
or  the   assertion  or   institution   of  any  Claim  with  respect  to  which
indemnification is being sought hereunder, such




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CTI Industries, Inc.
November 6, 2001
Page 10



Indemnified Person shall notify us in writing of such complaint or of such assertion or institution but failure to so notify us shall not relieve us from any obligation we may have hereunder, unless and only to the extent such failure results in the forfeiture by us of substantial rights and defenses, and will not in any event relieve us from any other obligation or liability we may have to any Indemnified Person otherwise than under this Agreement. If we so elect or are requested by such Indemnified Person, we will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the reasonable fees and expenses of such counsel. In the event, however, that such Indemnified Person reasonably determines in its sole judgment that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and us, and such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to us, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and we shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if we fail timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by us therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In any Claim in which we assume the defense, the Indemnified Person shall have the right to participate in such Claim and to retain its own counsel therefor at its own expense.

     We agree that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unenforceable under California law, then we and the Placement Agents shall contribute to the Claim for which such indemnity is held unenforceable in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and the Placement Agents on the other, in connection with the Placement Agents's engagement referred to above, subject to the limitation that in no event shall the amount of the Placement Agents's contribution to such Claim exceed the amount of fees actually received by the Placement Agents from us pursuant to the Placement Agents's engagement. We hereby agree that the relative benefits to us, on the one hand, and the Placement Agents on the other, with respect to the Placement Agents's engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by us or our stockholders as the case may be, pursuant to the transaction (whether or not consummated) for which you are engaged to render services bears to (b) the fee actually paid to the Placement Agents in connection with such engagement.

     Our indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity.

     Should the Placement Agents or its personnel be required or requested by us to provide documentary evidence or testimony in connection with any proceeding arising from or relating to the Placement Agents's engagement, we agree to pay all reasonable expenses (including fees incurred for legal counsel) in complying therewith and customary market rates for professional time for sworn testimony or preparation therefor, payable in advance.


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CTI Industries, Inc.
November 6, 2001
Page 11


     We hereby consent to personal jurisdiction and service of process and venue in any court in the State of California for which any Claim for indemnity is brought by any Indemnified Person.

     It is understood that, in connection with the Placement Agents's engagement, the Placement Agents may be engaged to act in one or more additional capacities and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. The provisions of this Agreement shall apply to the original engagement, any such additional engagement and any modification of the original engagement or such additional engagement as the parties may agree in writing and shall remain in full force and effect following the completion or termination of the Placement Agents's engagement(s).

                                             Very Truly Yours,

                                           AMERICAN AMMUNITION INC.


                                           By:/s/ Andre Fernandez
                                             -------------------------
                                            Name:   Andre Fernandez,
                                            Title:  President

Agreed and Accepted:

SBI E2-CAPITAL (USA) INC.


By:/s/ Shelly Singhal
----------------------------
Name:  Shelly Singhal
Title: Managing Director